May 8, 2006

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities and Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[X]     Soliciting Material Pursuant to Section 240.14a-12

                              KeySpan Corporation
                              -------------------
                (Name of Registrant as Specified in Its Charter)

                                     (N/A)
                                     -----
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
     N/A______________________________________________________________
(2)  Aggregate number of securities to which transaction applies:
     N/A______________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     N/A______________________________________________________________
(4)  Proposed maximum aggregate value of transaction:
     N/A______________________________________________________________
(5)  Total fee paid:
     N/A______________________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing registration statement number, or the Form or Schedule and date of its filing.

(1)  Amount Previously Paid:
     N/A______________________________________________________________
(2)  Form, Schedule or Registration Statement No.:
     N/A______________________________________________________________
(3)  Filing Party:
     N/A______________________________________________________________
(4)  Date Filed:
     N/A______________________________________________________________

















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


The following communication is being distributed to all KeySpan Corporation ("KeySpan") and National Grid employees through internal email systems and will be posted on the KeySpan/National Grid websites:

Integration update                  National Grid             KeySpan


Volume I Issue V                                              May 2006

                     Off and Running - National Grid-KeySpan
                    Integration Team Holds Successful Kickoff

On April 25-26, the National Grid-KeySpan integration team met in Brooklyn to launch the integration effort, kicking off the process that will combine the companies, with the goal of creating the premier energy company in the nation. During a strategy and planning session at KeySpan's headquarters, the team began to frame the integration process and build a foundation for the strong working relationships that will ensure our success. National Grid USA's President and CEO Mike Jesanis and KeySpan Chairman and CEO Bob Catell both stressed to the team just how critical the integration planning is and talked of the tremendous opportunity to grow the combined business in the U.S., while continuing to serve our customers safely, reliably, efficiently and responsibly.

Time Line

Although the regulatory approvals may take longer, the integration team has set an ambitious schedule to be ready for "Day 1" by December 31, 2006. The first tasks the team is charged with are to establish their sub-teams, develop team work plans of what must be ready - and what would be good to have ready - for implementation on Day 1, and to identify potential challenges and opportunities for a successful integration. The analysis and comparison of the "as is" state for both companies is expected to be completed by the end of July. Then begins the identification of the recommended approach, synergy opportunities and the design of the new combined organization, which are to be completed by October, with implementation planning taking place from November to December to facilitate a Day 1 kickoff at the beginning of 2007.

The Integration Team will meet weekly, alternating between major National Grid and KeySpan locations. This meeting schedule was adopted expressly to enable employees of both companies to see the integration team leads and their sub-teams in action at various company locations as they move through this process. As all employees possess unique knowledge about their respective functions and work areas, assistance from many will be invaluable to a successful integration. The Integration Team thanks you in advance for your support.



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



Future Updates

We will continue to keep you informed of the team's progress through Integration Update, the integration intranet sites and face-to-face communications. If you have questions at any time, please feel free to contact your team leads (listed in the first Integration Update); use the Integration Hotlines at 1-800-523-1044 (National Grid) or 1-888-698-4397 (KeySpan); or e-mail IntegrationQuestions@us.ngrid.com or IntegrationQuestions@keyspanenergy.com.

NOTE: Please print and distribute to employees in your area who do not have computer access.














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




Additional Information and Where to Find It
-------------------------------------------

KeySpan intends to file with the Securities and Exchange Commission (the "SEC") a definitive proxy statement and other relevant documents in connection with the proposed acquisition of KeySpan by National Grid. We filed a preliminary proxy statement with the SEC on April 28, 2006. Investors and security holders of KeySpan are advised to read the proxy statementd and other relevant documents when they become available, as they will contain important information about the transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by KeySpan with the SEC, when they become available, at the SEC's web site at http:/www.sec.gov.

KeySpan and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its security holders in connection with the proposed acquisition. Information concerning the interests of KeySpan's participants in the solicitation is set forth in KeySpan's Annual Report on Form 10-K (filed with the SEC on February 28, 2006), Quarterly Report on Form 10-Q for the period ended March 31, 2006, KeySpan's preliminary proxy statement (filed with the SEC on April 28, 2006) and will be set forth in the definitive proxy statement relating to the acquisition when it becomes available.










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